LSA Variable Series Trust

10f-3 Transactions
Disciplined Equity Fund (Six Months Ended June 30, 2003)


Issuer         American
               Electrical
               Power
               Company, Inc.

Date of        02/27/03
offering

Commission as
percentage of  3.00%
price

Purchase as
percentage of  <0.01%
offering

Underwriter    J.P. Morgan
affiliate      Securities
               Inc.
Broker from
whom           Salomon Smith
securities     Barney
were
purchased


Value Equity Fund (Six Months Ended June 30, 2003)

Issuer         American       Willis Group
               Electrical     Holdings
               Power          Limited
               Company, Inc.

Date of        02/27/03       04/30/03
offering

Commission as
percentage of  1.65%          0.00%
price

Purchase as
percentage of  0.0054%        0.0051%
offering

Underwriter    Salomon Smith  Citigroup
affiliate      Barney

Broker from
whom           JP Morgan      First Boston
securities
were
purchased